DISTRIBUTION AGREEMENT


           THIS AGREEMENT is made as of this ___ day of ___________, 2002 by and between the Alpine Income Trust (the "Trust"), a business trust organized under the laws of the State of Delaware, and Ambac Securities, Inc. (the "Distributor"), a corporation organized under the laws of the State of Delaware.

           WHEREAS, the Trust is registered as an open-end, diversified management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and is proposing to offer units of beneficial interest (such units of all series are hereinafter called the "Shares"), representing interests in those certain additional investment portfolios of the Trust, are identified on Schedule A hereto (each a "Fund" and collectively, the "Funds"), and are registered under the Securities Act of 1933 as amended (the "1933 Act") with the Securities and Exchange Commission ("SEC") pursuant to the Trust's Registration Statement on Form N-1A, as amended (the "Registration Statement"); and

           WHEREAS, the Distributor desires to be retained to serve as the distributor of Shares of the Funds identified on Schedule A hereto and for such additional classes or series as the Trust may determine to issue in the future.

           NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein and intending to be legally bound hereby, the parties hereto enter into this Distribution Agreement and agree as follows:

           1.        SERVICE AS DISTRIBUTOR

                  1.1 The Distributor will act on behalf of the Trust for the distribution of the Shares covered by the Registration Statement under the 1933 Act. The Distributor will have no liability for payment for the purchase of Shares sold pursuant to this Agreement or with respect to redemptions or repurchases of Shares.

                  1.2 The Distributor agrees to use such efforts as is deemed appropriate by the Distributor to solicit orders for the sale of the Shares and to undertake such advertising and promotion and other activities as it believes reasonable in connection with such solicitation. The Trust understands that the Distributor serves as the distributor of the shares of other investment companies and series thereof (collectively, the "Companies"), including Companies having investment objectives similar to those of the Trust. The Trust further understands that investors and potential investors in the Trust may invest in shares of such other Companies. The Trust agrees that the Distributor's duties to such Companies shall not be deemed in conflict with its duties to the Trust under this paragraph 1.2.

                  1.3 The Distributor shall, at its own expense, finance appropriate activities which it deems reasonable which are primarily intended to result in the sale of the Shares, including, but not limited to, the payment of compensation to brokers, dealers and other financial institutions which make shares available to their customers (collectively, "Dealers") and the payment of compensation to sales personnel of the Distributor.




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                  1.4 All activities by the Distributor and its agents and
employees, as distributor of the Shares, shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC and the National Association of Securities Dealers.

                  1.5 The Distributor will transmit any orders received by it for purchase or redemption of the Shares to the transfer agent for the Trust.

                  1.6 Whenever in its judgment such action is warranted by unusual market, economic or political conditions, the Trust may decline to accept any orders for, or make any sales of, the Shares until such time as the Trust deems it advisable to accept such orders and to make such sales.

                  1.7 The Trust agrees at its own expense to execute any and all documents and to furnish any and all information and otherwise to take all actions that may be reasonably necessary in connection with the qualification of the Shares for sale in such states as the Distributor may designate.

                  1.8 The Trust shall furnish from time to time, for use in connection with the sale of the Shares, such information with respect to the Trust and the Shares as the Distributor may reasonably request; and the Trust warrants that the statements contained in any such information shall fairly show or represent what they purport to show or represent. The Trust shall also furnish the Distributor upon request with: (a) audited annual statements and unaudited semi-annual statements of each Fund's books and accounts prepared by the Trust, (b) quarterly earnings statements prepared by the Trust, (c) a monthly itemized list of the securities comprising the portfolio of each Fund,
(d) monthly balance sheets as soon as practicable after the end of each month, and (e) from time to time such additional information regarding the financial condition of the Trust and the Funds as the Distributor may reasonably request.

                  1.9 The Trust represents to the Distributor that all Registration Statements and prospectuses filed by the Trust with the SEC under the 1933 Act with respect to the Shares have been prepared in conformity with the requirements of the 1933 Act and the rules and regulations of the SEC thereunder. As used in this Agreement, the term "Registration Statement" shall mean any Registration Statement and any prospectus and any statement of additional information relating to the Trust filed with the SEC and any amendments or supplements thereto at any time filed with the SEC. Except as to information included in the Registration Statement in reliance upon information provided to the Trust by the Distributor or any affiliate of the Distributor, the Trust represents and warrants to the Distributor that: any Registration Statement, when such Registration Statement becomes effective, will contain statements required to be stated therein in conformity with the 1933 Act and the rules and regulations of the SEC thereunder; all statements of fact contained in any such Registration Statement will be true and correct when such Registration Statement becomes effective; and no Registration Statement when such Registration Statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the




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Shares. The Trust may but shall not be obligated to propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus as, in the light of future developments, may, in the opinion of the Trust's counsel, be necessary or advisable. The Trust shall promptly notify the Distributor of any advice given to it by its counsel regarding the necessity or advisability of amending or supplementing such Registration Statement. If the Trust shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the Trust of a written request from the Distributor to do so, the Distributor may, at its option, terminate this Agreement. The Trust shall not file any amendment to any Registration Statement or supplement to any prospectus without giving the Distributor reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the Trust's right to file at any time such amendments to any Registration Statements and/or supplements to any prospectus, of whatever character, as the Trust may deem advisable, such right being in all respects absolute and unconditional.

                  1.10 The Trust authorizes the Distributor and Dealers to use the then effective prospectus or statement of additional information of the Funds in the form furnished by the Trust in connection with the sale of the Shares. The Trust agrees to indemnify and hold harmless the Distributor, its officers, directors, and employees, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any legal fees incurred in connection therewith) which the Distributor, its officers, directors, employees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, arising out of or based upon:

                  (a) any untrue statement, or alleged untrue statement, of a material fact contained in the Registration Statement, prospectus, statement of additional information, or sales literature (including amendments and supplements thereto), or

                  (b) any omission, or alleged omission, to state a material fact required to be stated in the Registration Statement, prospectus, statement of additional information or sales literature (including amendments or supplements thereto), necessary to make the statements therein not misleading, provided, however, that insofar as losses, claims, damages, liabilities or expenses arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to the Trust by the Distributor or its affiliated persons for use in the Registration Statement, prospectus, or statement of additional information or sales literature (including amendments or supplements thereto), such indemnification is not applicable.

                  The Distributor, its officers, directors, and employees, and any such controlling person, as aforesaid, shall notify the Trust of any action brought against the Distributor, its officers, directors or employees, or any such controlling person, such notification to be given by letter or by telegram addressed to the Trust and sent to the Trust by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The failure to notify the Trust of any such action shall not relieve the Trust from any liability which the Trust may have to the person against whom such action is brought by reason of any such untrue, or allegedly untrue, statement or omission, or alleged omission, otherwise than on account of




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the Trust's indemnity agreement contained in this paragraph 1.10. The Trust will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the Trust and approved by the Distributor, which approval shall not unreasonably be withheld. In the event the Trust elects to assume the defense of any such suit and retain counsel of good standing approved by the Distributor, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but in case the Trust does not elect to assume the defense of any such suit, or in case the Distributor reasonably does not approve of counsel chosen by the Trust, or in case there is a conflict of interest between the Trust or the Distributor, the Trust will reimburse the Distributor, its officers, directors and employees, or the controlling person or persons named as defendant or defendants in such suit, for the fees and expenses of any counsel retained by the Distributor or them. The Trust's indemnification agreement contained in this paragraph 1.10 and the Trust's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor, its officers, directors and employees, or any controlling person, and shall survive the delivery of any Shares. This agreement of indemnity will inure exclusively to the Distributor's benefit, to the benefit of its several officers, directors and employees, and their respective estates, and to the benefit of the controlling persons and their successors. The Trust agrees promptly to notify the Distributor of the commencement of any litigation or proceedings against the Trust or any of its officers or trustees in connection with the issue and sale of any Shares.

                  1.11 The Distributor agrees to indemnify and hold harmless the Trust, its several officers and trustees and each person, if any, who controls the Trust or a Fund within the meaning of Section 15 of the 1933 Act against any loss, claims, damages, liabilities and expenses (including the cost of any reasonable legal fees incurred in connection therewith) which the Trust, its officers, trustees or any such controlling person may incur under the 1933 Act, under any other statute, at common law or otherwise, but only to the extent that such liability or expense incurred by the Trust, its officers or trustees, or any controlling person resulting from such claims or demands arose out of the acquisition of any Shares by any person which may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, prospectus or statement of additional information (including amendments and supplements thereto), or any omission, or alleged omission, to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission was made in reliance upon information furnished or confirmed in writing to the Trust by the Distributor or its affiliated persons (as defined in the 1940 Act).

                  The agreement of the Distributor to indemnify the Trust, its officers and trustees, and any such controlling person, as aforesaid, is expressly conditioned upon the Distributor being notified of any action brought against the Trust, its officers or trustees, or any such controlling person, such notification to be given by letter or telegram addressed to the Distributor at its principal office, and sent to the Distributor by the person against whom such action is brought, within 10 days after the summons or other first legal process shall have been served. The Distributor shall have the right of first control of the defense of such action, with counsel of its own choosing,



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satisfactory to the Trust, if such action is based solely upon such alleged misstatement or omission on the Distributor's part, and in any other event the Trust, its officers or trustees or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action. The failure to so notify the Distributor of any such action shall not relieve the Distributor from any liability that the Distributor may have to the Trust, its officers or trustees, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the Distributor's indemnity agreement contained in this paragraph 1.11.

                  1.12 No Shares shall be offered by either the Distributor or the Trust under any of the provisions of this Agreement and no orders for the purchase or sale of Shares hereunder shall be accepted by the Trust if and so long as effectiveness of the Registration Statement then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 1.12 shall in any way restrict or have any application to or bearing upon the Trust's obligation to redeem Shares tendered for redemption by any shareholder in accordance with the provisions of the Registration Statement, Declaration of Trust (as defined below) or bylaws of the Trust.

                  1.13 The Trust agrees to advise the Distributor as soon as reasonably practical by a notice in writing delivered to the Distributor:

                  (a) of any request by the SEC for amendments to the Registration Statement, prospectus or statement of additional information then in effect or for additional information;

                  (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement, prospectus or statement of additional information then in effect or the initiation by service of process on the Trust of any proceeding for that purpose;

                  (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement, prospectus or statement of additional information then in effect or that requires the making of a change in such Registration Statement, prospectus or statement of additional information in order to make the statements therein not misleading; and

                  (d) of all actions of the SEC with respect to any amendments to any Registration Statement, prospectus or statement of additional information which may from time to time be field with the SEC.

                  For purposes of this Section, informal requests by or acts of the Staff of the SEC shall not be deemed actions of or requests by the SEC.

                  1.14 The Distributor may enter into selling agreements with Dealers with respect to the offering of the Shares to the public. Each such selling agreement will provide (a) that all payments for purchases of Shares will be sent directly from the Dealer to the Funds' transfer agent and (b) that, if payment is not made with respect to purchases of Shares at the customary or required time for settlement of the transaction, the Distributor will have the right to cancel the sale of the Shares ordered by the Dealer, in which case the Dealer will be responsible for any loss suffered by any Fund or the Distributor



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resulting from such cancellation. The Distributor may also act as disclosed agent for a Fund and sell Shares of that Fund to individual investors. The Distributor shall enter into selling agreements only with Dealers that are either members in good standing of the National Association of Securities Dealers, Inc. or entities that are not required to be such members. All selling agreements shall be in such form as is approved by the President of the Trust.

           2.        TERM

                  This Agreement shall be in effect until October 30, 2004. This Agreement shall continue in effect from year to year thereafter, provided that such continuance is specifically approved at least annually by (i) the Trust's Board of Trustees or (ii) by a vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, and further provided that in either event the continuance is also approved by a majority of the Trustees who are not parties to this Agreement and who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable without penalty, on at least sixty days' written notice, by the Trust's Board of Trustees, by vote of a majority (as defined in the 1940 Act and Rule 18f-2 thereunder) of the outstanding voting securities of the Trust, or by the Distributor. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

           3.        LIMITATION OF LIABILITY

                  (a) The Distributor shall not indemnify the Trust for any error of judgment or mistake of law or for any loss suffered by the Trust in connection with the performance of its obligations and duties under this Agreement, except for a loss resulting from the Distributor's willful misfeasance, bad faith or gross negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. The Trust will indemnify the Distributor against and hold it harmless from any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from the willful misfeasance, bad faith or negligence of the Distributor in the performance of such obligations and duties or by reason of its reckless disregard thereof.

                  (b) In no event and under no circumstances shall either party to this Agreement be liable to the other party for consequential or indirect loss of profits, reputation or business or any other special damages under any provision of this Agreement.

           4.        PROPRIETARY AND CONFIDENTIAL INFORMATION.

                  The Distributor agrees on behalf of itself and its directors, officers and employees to treat confidentially and as proprietary information of the Trust all records and other information relative to the Trust and prior, present or potential shareholders of the Trust (and clients of said shareholders), and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld and may not be withheld where the Distributor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust.



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                  Further, the Distributor will adhere to the privacy policies adopted by the Trust pursuant to Title V of the Gramm-Leach-Bliley Act, as may be modified from time to time (the "Act"). Notwithstanding the foregoing, the Distributor will not share any nonpublic personal information concerning any of the Trust's shareholders to any third party unless specifically directed by the Trust or allowed under one of the exceptions noted under the Act.

           5.        NOTICES

                  All notices and other communications (collectively referred to as a "Notice" or "Notices" in this paragraph) hereunder shall be given in writing or by telegram, cable, telex or facsimile sending device.

                     Notices shall be addressed to:

                     The Distributor:

                     Ambac Securities, Inc.
                     905 Marconi Avenue
                     Ronkonkoma, New York  11779
                     Attention:  Legal/Compliance

                     The Trust:

                     Alpine Income Trust
                     122 East 42nd Street, 37th Floor
                     New York, New York, 10168

                     With a copy to:

                     Kenneth S. Gerstein, Esq.
                     Schulte Roth & Zabel LLP
                     919 Third Avenue
                     New York, NY 10022

           The Notice may be sent by first-class mail, in which case it shall be deemed to have been given three days after it is sent, or if sent by telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. Either party hereto may change the address to which Notices to it shall be sent by giving Notice of such change to the other party.

           6.        FURTHER ACTIONS

                     Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.



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           7.        AMENDMENTS

                  This Agreement or any part hereof may be changed or waived only by an instrument in writing signed by the party against which enforcement of such change or waiver is sought.

           8.        GOVERNING LAW

                  This Agreement shall be governed by and its provisions shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent the provisions of New York law conflict with the 1940 Act, the latter shall control.

           9.        MATTERS RELATING TO THE TRUST AS A DELAWARE BUSINESS TRUST

                  The names "Alpine Income Trust" and "Trustees of Alpine Income Trust" refer respectively to the Trust created and the trustees of the Trust, as trustees but not individually or personally, acting from time to time under a Declaration of Trust dated as of September 23, 2002 (the "Declaration of Trust"), to which reference is hereby made and the Trust's Certificate of Trust, a copy of which is on file at the office of the Secretary of the State of Delaware, and to any and all amendments to such documents. The obligations of the "Alpine Income Trust" entered into in the name or on behalf thereof by any of its trustees, representatives or agents are made not individually, but in such capacities, and are not binding upon any of the trustees, shareholders or representatives of the Trust personally, but bind only the assets of the Trust, and all persons dealing with the Trust must look solely to the assets of the Trust for the enforcement of any claims against the Trust.

           10.       MISCELLANEOUS

                  This Agreement embodies the entire agreement and understanding between the parties hereto, and supersedes all prior agreements and understandings relating to the subject matter thereof. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors.







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           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.


                                                    AMBAC SECURITIES, INC.


Dated: __________, 2002                             By:_________________________
                                                    Name:   KEVIN J. BURKE
                                                    Title:  Chairman, President
                                                            & CEO


                                                    ALPINE INCOME TRUST


Dated: __________, 2002                             By:_________________________
                                                    Name:   SAMUEL A. LIEBER
                                                    Title:  Chairman









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                                   SCHEDULE A

                          (As of ______________, 2002)


The Distribution Agreement shall be applicable to the following series of the
Trust:


Alpine Municipal Money Market Fund

Alpine Tax Optimized Income Fund











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                                   SCHEDULE B

                   FEE SCHEDULE FOR FUND DISTRIBUTION SERVICES

                         (As of _________________, 2002)


The ALPINE MUNICIPAL MONEY MARKET FUND pays the Distributor [                  ]
    ----------------------------------


The ALPINE TAX OPTIMIZED INCOME FUND pays the Distributor [                    ]
    ---------------------------------












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